Exhibit 99.1

Investors & Reporters May Contact:

Matt Pettoni

VP of Finance & Treasurer

(770) 418-8219

ir@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES

THE ACQUISITION OF PARK PLACE DEALERSHIPS

High volume, award winning luxury dealerships in high growth markets

Increases presence in Dallas, one of the nation’s most desirable luxury markets

Increases luxury mix from 33% to 50%

Strong, stable margins with higher percentage of gross profit from parts and service

Generates approximately $1.9 billion in annualized revenue

Year three ROIC expected to be well above cost of capital

Expected to be accretive to 2020 earnings, excluding impact of transaction costs

DULUTH, GA, December 12, 2019 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., entered into a definitive agreement to acquire certain assets of Park Place Dealerships, one of the country’s largest and most prominent luxury dealer groups, for $1 billion in an all-cash transaction, excluding vehicle inventory.

“Park Place is highly regarded as one of the best and most efficient operators of luxury stores in the industry” said David Hult, Asbury’s President and Chief Executive Officer. “Their portfolio of stores comes with a strong base of loyal clients and 2,100 long-term team members throughout the high growth Dallas/Fort Worth market. We are also excited to grow our presence in Austin, Texas with a Jaguar/Land Rover open point, which is another high growth luxury market. This acquisition will transform our total portfolio to 50% luxury stores and add approximately $2 billion in expected annualized revenues.”

Park Place has a unique portfolio of high volume, award winning luxury dealerships with premier real estate. Three stores are ranked among the top 10 stores in volume in the country amongst their franchise: Mercedes-Benz, Porsche, and Bentley. In addition, the Jaguar/Land Rover store and both Lexus stores are ranked in the top 15, and the Volvo store is ranked in the top 20.

This transaction will increase Asbury’s geographic mix to 36% of revenue derived from the Texas market, and it will transform our overall portfolio to approximately 50% of revenue derived from luxury brands. The luxury segment has historically delivered strong and stable margins that are significantly above those achieved by mid-line import and domestic brands. Luxury stores tend to be more resilient in downturns, and they tend to have higher and more stable margins, fewer dealers nationwide, and a higher portion of gross profit from parts and service.

Park Place has a highly attractive mix of large dealerships with revenue comprised of 38% Mercedes-Benz, 32% Lexus, 11% Jaguar/Land Rover, 7% Porsche, 4% Volvo, and 8% other premier luxury brands.

The operating assets acquired include 17 new vehicle franchises, 15 of which are located in the attractive Dallas/Fort Worth market: 3 Mercedes-Benz, 2 Lexus, 2 Jaguar, 2 Land Rover, 1 Porsche, 1 Volvo, 1 Bentley, 1 Rolls Royce, 1 McLaren, 1 Maserati, 1 Karma, and 1 Sprinter. Included in the 17 franchises is a Jaguar/Land Rover open point in Austin, Texas that is expected to open late in the first quarter of 2020.

Financial Impact

The purchase price includes $785 million of goodwill, approximately $215 million for real estate and leasehold improvements, and approximately $30 million for parts and fixed assets. The transaction is expected to close in the first quarter of 2020, and is subject to customary closing conditions.

We expect to achieve significant synergies over the next three years through combining Park Place with Asbury. The purchase price reflects a 10x multiple on approximately $100 million of EBITDA, including expected run-rate synergies of at least $20 million. These synergies are expected to be realized over the next three years, with incremental profit coming from the Jaguar/Land Rover open point. In addition, we expect $11 million in annual cash tax savings from goodwill amortization with a present value of approximately $90 million. In all, we believe the returns on this investment well exceed our cost of capital and should deliver substantial value to our shareholders.

The acquisition of Park Place, assuming a closing date of March 31, 2020, is expected to be accretive to 2020 earnings per share by approximately $1.00 to 1.25, excluding the impact of transaction costs. Asbury also expects to incur pre-tax costs associated with the transaction of approximately $0.05 to $0.10 per share in the fourth quarter of 2019.

This transaction is expected to be funded through a combination of Asbury’s existing credit facilities, cash flow from operations, and committed financing arrangements. Asbury has secured committed financing, which it expects to replace with permanent financing prior to closing. Although the transaction is expected to initially take us above our targeted leverage range, we believe that given the accretive nature of the deal, the strength of our business, and the combined free cash flow generation, we can maintain a solid credit profile and deleverage to under 3.0x by 2022.

BofA Securities served as financial advisor to Asbury Automotive Group and is providing committed financing for the transaction; Hill Ward Henderson and Jones Day acted as legal counsel to Asbury Automotive Group. The Presidio Group served as financial advisor to Park Place Dealerships and Locke Lord acted as legal counsel to Park Place Dealerships.

Additional information regarding the transaction will be provided during a conference call on December 12, 2019 at 9:00 a.m, Eastern Time. The conference call will be simulcast live on the internet and can be accessed at www.asburyauto.com/company/investor-relations . A replay will be available at these sites for 30 days.

In addition, a live audio of the call will be accessible to the public by calling (800) 367-2403 (domestic), or (334) 777-6978 (international); passcode - 5140215. Callers should dial in approximately 5 to 10 minutes before the call begins.

A conference call replay will be available two hours following the call for seven days, and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode - 5140215.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. Asbury currently operates 88 dealerships, consisting of 107 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates 25 collision repair centers. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding the expected benefits of the proposed acquisition, management plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies therefrom, the timing of completion of the proposed acquisition and Asbury’s financial position, liquidity, results of operations, market position and dealership portfolio. These statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements; the risk that the necessary manufacturer approvals may not be obtained; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed acquisition will not be consummated in a timely manner; risks that any of the closing conditions to the proposed acquisition may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed acquisition; failure to realize the benefits expected from the proposed acquisition; failure to promptly and effectively integrate the acquisition; and the effect of the announcement of the proposed acquisition on the operating results and businesses of Asbury and Park Place Dealerships and on their ability to retain and hire key personnel, maintain relationships with suppliers; market factors; Asbury’s relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers; acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury’s indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness on favorable terms or at all); Asbury’s relationships with, and the financial stability of, its lenders and lessors; risks related to competition in the automotive retail and service industries; general economic conditions both nationally and locally; governmental regulations; legislation; adverse results in litigation and other proceedings; and Asbury’s ability to execute its digital initiatives and other operational strategies, to leverage gains from its dealership portfolio, to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury’s plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury’s filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.